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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT



1.       Grand Distributing Corp., a California corporation

2.       Thompson Lacquer Co., a California corporation

3.       Arnold Paint Company, a Florida corporation

4.       Lewis Paint Company, a Florida corporation

5.       Santa Clara Color, Inc., a California corporation

6.       McNeil & Sons Auto Paint, Inc., a Massachusetts corporation

7.       Auto Colorco, Inc., an Alabama corporation